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                                                                     Exhibt 11


                      MICRION CORPORATION AND SUBSIDIARIES
             Statement of Computation of Per Share Earnings (Loss)


                                                           (UNAUDITED)                       (UNAUDITED)
                                                       For the three months              For the nine months
                                                          ended March 31,                  ended March 31,
                                                      1997             1998             1997            1998
                                                      ----             ----             ----            ----
                                                              (in thousands except per share data)

Net Income (loss) .........................          $  542          ($1,255)          $2,517          $   19

(a) Computation of Basic Earnings (Loss) per Share:

Weighted average common shares outstanding:
  Common stock ............................           4,039            4,061            4,035           4,055
                                                     ------          -------           ------          ------


 Basic Earnings (Loss) per Share ..........          $ 0.13          ($ 0.31)          $ 0.62          $ 0.00
                                                     ======          =======           ======          ======


(b) Computation of Diluted
     Earnings (Loss) per Share:

Weighted average common
equivalent shares outstanding:
  Common stock ............................           4,039            4,061            4,035           4,055
  Common stock equivalents:
    Warrants(1) ...........................              65               --               54              62
    Options (2) ...........................             204               --              125             201
                                                     ------          -------           ------          ------
Weighted average common and
common equivalent shares
outstanding ...............................           4,308            4,061            4,214           4,318
                                                     ======          =======           ======          ======


 Diluted Earnings (Loss) per Share ........          $ 0.13          ($ 0.31)          $ 0.60          $ 0.00
                                                     ======          =======           ======          ======


(1) Warrants issued 5/94 for 100,000 shares, less shares reacquired under the treasury stock method.


(2) Options granted 11/94 through 3/98, less shares reacquired under the treasury stock method.



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